UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

Xperi Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41486	83-4470363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Gold Street
San Jose, California		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 519-9100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2023 Annual Meeting of Stockholders of Xperi Inc. (the “Company”) held on April 27, 2023, the stockholders considered and approved two proposals, each of which is described briefly below and in more detail in the Company’s definitive proxy statement filed on March 14, 2023: (i) the election of five nominees listed in the proxy statement to serve on the Board of Directors of the Company; and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, each by the votes set forth below:

Proposal 1 – Election of Directors:

Name of Director	For	Against	Abstain	Broker Non-Votes
Darcy Antonellis	30,853,492	4,368,577	20,032	3,489,278
Laura J. Durr	30,744,255	4,473,392	24,454	3,489,278
David C. Habiger	34,155,082	1,066,304	20,715	3,489,278
Jon E. Kirchner	34,152,960	1,062,714	26,427	3,489,278
Christopher Seams	30,742,077	4,479,636	20,388	3,489,278

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain
38,683,070	38,777	9,532

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2023	Xperi Inc.

	By:	/s/ Robert Andersen
	Name:	Robert Andersen

	Title:	Chief Financial Officer